Exhibit 99.10
(Text of graph posted to Ashland Inc.'s website concerning
 Valvoline premium lubricants % of branded volume)

Premium Lubricants % of Branded Volume

	2003	2004	2005	2006	2007	2008
January	16.7	20.8	23.0	23.9	24.1	25.3
February	20.2	21.7	21.9	25.1	21.5	25.7
March	19.4	21.8	26.7	24.1	24.3	26.0
April	17.1	22.4	23.8	23.3	24.0	23.0
May	20.5	22.5	23.2	21.8	26.3	26.3
June	21.5	20.9	26.3	22.2	23.2	25.6
July	17.2	21.4	23.6	22.5	22.2	23.6
August	18.7	24.3	24.1	23.3	24.8	27.6
September	19.4	23.3	21.5	20.9	23.9	27.5
October	17.1	22.4	22.2	21.7	23.6
November	19.5	20.9	24.4	20.5	23.4
December	22.1	22.2	22.1	22.6	21.8